EXHIBIT 7




                                CSW CREDIT, INC.
                              AFFILIATED COMPANIES
                            FACTORING EXPENSE SAVINGS
                        THREE MONTHS ENDED MARCH 31, 1997
                                   (thousands)


                           20%                  5%
                         EQUITY                EQUITY                SAVINGS
                      -----------           ------------           -----------

CPL                      $2,308                 $1,730                  $578
PSO                       1,444                  1,105                   339
SWEPCO                    2,049                  1,431                   618
WTU                         676                    509                   167
                      -----------           ------------           -----------

TOTAL                    $6,477                 $4,775                $1,702
                      ===========           ============           ===========